Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of NIVS IntelliMedia Technology Group, Inc. (the “Company”) on Form 10-Q/A for the quarter ending September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the date indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Tianfu Li

Tianfu Li
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)
February 23, 2010

/s/ Simon Zhang

Simon Zhang
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)
February 23, 2010

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not filed with the Securities and Exchange Commission as part of the Form 10-Q or as a separate disclosure document and is not incorporated by reference into any filing of NIVS IntelliMedia Technology Group, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.